Exhibit 3.2

CERTIFICATE OF AMENDMENT OF THE
FIFTH AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF
STANDARD NUCLEAR, INC.

Standard Nuclear, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is Standard Nuclear, Inc. and that the Corporation was originally incorporated pursuant to the General Corporation Law on July 15, 2024, under the name set forth above.

SECOND: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorized the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Section 3.3 of Part B of Article Fourth is hereby amended and restated in its entirety to read as follows:

“3.3 Preferred Stock Protective Provisions. At any time when any shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect any of the following acts or transactions without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders, and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect. As used herein, the “Joint Venture Entity” shall mean Standard Nuclear X Framatome LLC, a Delaware limited liability company.

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event;

3.3.2 amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the special rights, powers and preferences of the Preferred Stock (or any series thereof);

3.3.3 effect any merger, consolidation, reorganization, statutory conversion, transfer, domestication, or continuance pursuant to which the holders of the Corporation’s Preferred Stock immediately prior to such transaction are issued securities in such transaction in lieu of such shares of Preferred Stock that have special rights, powers and preferences that are materially less favorable than the special rights, powers and preferences of such Preferred Stock immediately prior to such transaction;

3.3.4 create any capital stock unless the same ranks junior to the Preferred Stock with respect to its special rights, powers and preferences;

3.3.5 increase the authorized number of shares of Class A Common Stock, Preferred Stock, or any series of Preferred Stock;

3.3.6 sell, issue, sponsor, create or distribute, or cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute, any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;

3.3.7 purchase or redeem (or permit any subsidiary other than the Joint Venture Entity to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof and (iv) redemptions, dividends or repurchases approved by the Board of Directors;

3.3.8 create, or hold capital stock in, any subsidiary other than the Joint Venture Entity that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation (or substantially wholly owned other than de minimis holdings of a second holder required by non-U.S. law), or permit any subsidiary other than the Joint Venture Entity to create, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation other than the Joint Venture Entity, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary (except a sale, lease, exclusive license or other disposition in which the Corporation or a wholly owned subsidiary of the Corporation is the receiving party); or

3.3.9 increase or decrease the authorized number of directors constituting the Board of Directors, or change the number of votes entitled to be cast by any director or directors on any matter;

3.3.10 enter into any material transaction with an officer, director, employee or greater than one-percent stockholder of the Corporation (an “Interested Party”), a member of such Interested Party’s immediate family, or any entity in whom an Interested Party or any such immediate family member has a material financial interest (any such material transaction, an “Interested Party Transaction”), other than (a) employment agreements entered into in the ordinary course of business; (13) the grant or issuance of equity to employees, consultants, directors or service providers pursuant to an equity incentive plan approved by the Board of Directors; (c) standard employee benefits generally made available to all employees; (d) participation in equity financings of the Corporation which have been approved by the Board of Directors, on substantially similar terms as other participants therein; or (e) any transaction approved by the Board of Directors, including the approval of at least a majority of the disinterested directors; and provided further that transactions between the Corporation and the Joint Venture Entity shall not be considered interested party transactions for the purposes hereof, provided that no other interested third party is involved therein; or

3.3.11 unless otherwise approved by the Class B Director:

a) unless the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would not exceed $250,000 and other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business, create, or issue, any debt security, create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business), or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any controlled subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money;

b) (i) create or adopt any equity (or equity-linked) compensation plan; or (ii) amend any such plan to increase the number of shares authorized for issuance thereunder;

c) make, or permit any controlled subsidiary to make, any loan or advance to any entity or individual, including, without limitation, any employee or director of the Corporation or any subsidiary, except advances and similar expenditures in the ordinary course of business; or

d) guarantee, directly or indirectly, or permit any controlled subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Corporation or any subsidiary arising in the ordinary course of business.”

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on March 12, 2026.

/s/ Kurt Terrani
Kurt Terrani, Chief Executive Officer

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